Exhibit 99.1

Shaw Reports Second Quarter Fiscal Year 2011 Financial Results

BATON ROUGE, La.--(BUSINESS WIRE)--April 11, 2011--The Shaw Group Inc. (NYSE: SHAW) today announced financial results for the second quarter of fiscal year 2011, which ended Feb. 28, 2011.

Second Quarter Fiscal Year 2011 Overview:

  $2.9 billion in new awards for the quarter driven by Environmental & Infrastructure and Power segments, resulting in the overall backlog increasing to $20.6 billion from $19.2 billion in the previous quarter
  Earnings were driven by solid project execution in most segments but were offset by cost increases of $9.5 million after-tax, or $0.11 per share, on an Energy & Chemicals segment project
  Quarterly results also include a previously announced $23 million pre-tax arbitration award payment within our Power segment
  Reduction in earnings per share of $0.06 related to a decrease in percent complete from increased scope of work on a domestic project and currency loss on a foreign project
  Repurchased 1.2 million shares for approximately $47.4 million through the company’s share repurchase program during the quarter and in March, repurchased an additional 4.6 million shares for $154.2 million
  Completed the buyout of a joint-venture partner establishing full control over high-value engineering center in India
  Following the quarter end, the Environmental & Infrastructure segment completed the acquisition of Coastal Planning & Engineering to expand further its water resources and ports and harbor expertise

“Overall, our business segments performed at or better than plan this quarter with the exception of Energy & Chemicals, which was impacted by reduced earnings on a major petrochemical project,” said J.M. Bernhard Jr., chairman, president and chief executive officer of Shaw.

“While the devastating events in Japan have drawn significant attention to the nuclear power industry, work on our nuclear power units currently under construction continues as planned. We believe the Westinghouse AP1000™ technology with its passive safety features will remain a technology of choice for our clients,” continued Mr. Bernhard. “Additionally, Shaw’s experience in performing construction services at nuclear power plants and emergency response services after natural disasters, positions us to assist with the recovery efforts in Japan and any future modification needs to existing power plants in the U.S. and internationally.”

Financial Results:

Because of the non-cash, non-operational impact on reported earnings resulting solely from movement in exchange rates between the U.S. dollar and the Japanese yen, Shaw uses financial results excluding its Investment in Westinghouse segment to measure and communicate financial performance.

The following results exclude Shaw’s Westinghouse segment:

Three Months Ended Feb. 28 Excluding the Westinghouse Segment
	2011	2010
Net Income Attributable to Shaw	$35.0 million	$40.1 million
Diluted Earnings Per Share	$0.40	$0.47
EBITDA	$78.0 million	$82.4 million
Revenues	$1.4 billion	$1.6 billion
Net Cash from Operating Activities	$63.1 million	$94.7 million
Total Cash	$1.5 billion	$1.7 billion

For the second quarter of fiscal year 2011, Shaw’s Westinghouse segment includes a non-cash, non-operating foreign exchange translation loss of $46.9 million pre-tax, or $28.7 million after tax. The prior year’s period included a non-cash foreign exchange translation gain of $39.4 million pre-tax, or $24.2 million after tax.

The following results include Shaw’s Westinghouse segment:

Three Months Ended Feb. 28 Including the Westinghouse Segment
	2011	2010
Net Income Attributable to Shaw	$1.2 million	$61.5 million
Diluted Earnings Per Share	$0.01	$0.72
EBITDA	$33.2 million	$126.3 million
Revenues	$1.4 billion	$1.6 billion
Net Cash from Operating Activities	$70.7 million	$106.8 million
Total Cash	$1.5 billion	$1.7 billion

Revision of Prior Period Financial Statements

In preparing the quarterly financial results, we identified an accounting error in our consolidated financial statements affecting fiscal years 2009 and 2010. The error relates to our calculation of revenue on a multi-currency contract in our Energy & Chemicals segment. The effect of this error in fiscal year 2009 was to overstate revenues by $3.4 million and net income and retained earnings by $2.2 million and in fiscal year 2010 to overstate revenues by $16.7 million and net income and retained earnings by $10.7 million. We believe the effects of the error were not material to any previously reported quarterly or annual period, but we are revising our financial reports for fiscal year 2010 herein and in our quarterly report.

Fiscal Year 2011 Guidance:

Guidance for fiscal year 2011 has been updated as follows:

  Revenue: approximately $6.3 billion
  Diluted earnings per share, excluding Westinghouse: $1.86 - $1.91 per share
  Operating cash flow: approximately $0 - $100 million

Presentation Webcast:

Shaw will host an analyst meeting in New York, N.Y., April 11, 2011, at 9 a.m. Eastern. The meeting will feature a presentation by Shaw’s executive management to include financial results for the second quarter of fiscal year 2011, as well as a presentation on Shaw’s nuclear power business. The presentation will be webcast live and archived on Shaw's website at www.shawgrp.com.

Investment in Westinghouse:

Shaw’s subsidiary Nuclear Energy Holdings (NEH) has a 20 percent equity interest in companies collectively known as the Westinghouse Group. NEH financed this investment partially through issuing limited recourse Japanese yen-denominated bonds and, to mitigate the risk associated with foreign currency fluctuation, simultaneously entered into a yen-denominated put option agreement with Toshiba, which provides NEH the option to sell all or part of its equity interest to Toshiba and receive a pre-determined yen-denominated price for the shares.

For U.S. reporting purposes, the yen-denominated bonds are revalued at each quarter’s end to the current U.S. dollar exchange rate; however, the yen-denominated put option, which naturally hedges the foreign exchange movements of the Japanese yen-denominated bonds, is not revalued at current exchange rates for U.S. financial reporting purposes. Therefore, our reported financial results frequently reflect the volatility of the yen-dollar exchange rates showing significant non-cash translation exchange gains or losses.

Calculation of EBITDA:

Shaw defines EBITDA as earnings before interest expense, income taxes, depreciation and amortization. EBITDA is an important financial measure used by Shaw to assess performance. Although it is calculated using components derived from our financial statements prepared under generally accepted accounting principles (GAAP), EBITDA itself is not a GAAP measure.

A table reconciling EBITDA to its most directly comparable GAAP measure is included in the summarized financial information within this release. Calculations of EBITDA should not be viewed as a substitute for calculations under GAAP, including net cash provided by operations, operating income and net income attributable to Shaw. In addition, EBITDA calculations by one company may not be comparable to EBITDA calculations made by another company.

Calculation of Total Cash:

Shaw defines total cash as the sum of cash and cash equivalents, restricted and escrowed cash and cash equivalents, short-term investments and restricted short-term investments.

About Shaw:

The Shaw Group Inc. (NYSE:SHAW) is a leading global provider of engineering, construction, technology, fabrication, remediation and support services for clients in the energy, chemicals, environmental, infrastructure and emergency response industries. A Fortune 500 company with fiscal year 2010 annual revenues of $7 billion, Shaw has approximately 27,000 employees around the world and is the power sector industry leader according to Engineering News-Record’s list of Top 500 Design Firms. For more information, please visit Shaw’s website at www.shawgrp.com.

This press release contains forward-looking statements and information about our current and future prospects and our operations and financial results, which are based on currently available information. The forward looking statements include assumptions about our operations, such as cost controls and market conditions, that may not be realized. Actual future results and financial performance could vary significantly from those anticipated in such statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, the occurrence of certain events or otherwise.

Among the factors that could cause future events or transactions to differ from those we expect are those risks discussed under Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended August 31, 2010, our Quarterly Reports on Form 10-Q for the quarters ended May 31, 2010, November 30, 2010, and February 28, 2011, and other reports filed with the Securities and Exchange Commission (SEC). Please read our “Risk Factors” and other cautionary statements contained in these filings.

As a result of these risks and others, actual results could vary significantly from those anticipated in this press release, and our financial condition and results of operations could be materially adversely affected.

THE SHAW GROUP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 28, 2011 AND 2010
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	2011	2010	2011	2010
Revenues	$1,424,814	$1,620,793	$2,968,096	$3,474,368
Cost of revenues	1,308,854	1,479,119	2,790,532	3,182,898
Gross profit	115,960	141,674	177,564	291,470
Selling, general and administrative expenses	73,056	72,319	143,951	148,097
Operating income	42,904	69,355	33,613	143,373
Interest expense	(1,215)	(1,820)	(2,551)	(2,800)
Interest expense on Japanese yen-denominated bonds, including accretion and amortization	(10,380)	(9,276)	(20,895)	(18,633)
Interest income	6,181	3,455	8,502	5,414
Foreign currency translation gains (losses) on Japanese yen-denominated bonds, net	(46,910)	39,388	(59,320)	(62,952)
Other foreign currency transaction gains (losses), net	2,965	2,560	3,963	2,143
Other income (expense), net	3,917	(2,294)	4,301	2,752
Income (loss) before income taxes and earnings from unconsolidated entities	(2,538)	101,368	(32,387)	69,297
Provision (benefit) for income taxes	(987)	36,635	(12,714)	23,707
Income (loss) before earnings from unconsolidated entities	(1,551)	64,733	(19,673)	45,590

Income from 20% Investment in Westinghouse, net of income taxes	1,801	2,826	4,280	2,458
Earnings from unconsolidated entities, net of income taxes	1,954	430	2,347	638
Net income (loss)	$2,204	$67,989	$(13,046)	$48,686
Less: Noncontrolling interests in income of consolidated subsidiaries, net of tax	1,008	6,482	1,761	10,828
Net income (loss) attributable to Shaw	$1,196	$61,507	$(14,807)	$37,858

Net income (loss) attributable to Shaw per common share:
Basic	$0.01	$0.73	$(0.17)	$0.45
Diluted	$0.01	$0.72	$(0.17)	$0.44

Weighted average shares outstanding:
Basic	85,199	83,915	85,048	83,668
Diluted	86,810	85,636	85,048	85,448

THE SHAW GROUP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF FEBRUARY 28, 2011 AND AUGUST 31, 2010
(in thousands, except per share amounts)

	February 28, 2011 (Unaudited)	August 31, 2010

ASSETS
Current assets
Cash and cash equivalents ($69.4 million and $82.3 million related to variable interest entities (VIEs)	$659,516	$912,736
Restricted and escrowed cash and cash equivalents ($0.0 million and $4.5 million related to VIEs)	68,975	33,926
Short-term investments ($12.8 million and $10.1 million related to VIEs)	508,734	551,960
Restricted short-term investments	276,142	321,056
Accounts receivable, including retainage, net ($3.6 million and $28.3 million related to VIEs)	895,527	833,574
Inventories	224,569	228,891
Costs and estimated earnings in excess of billings on uncompleted contracts, including claims	530,284	637,651
Deferred income taxes	328,689	319,712
Investment in Westinghouse	983,832	967,916
Prepaid expenses and other current assets	88,059	64,468
Total current assets	4,564,327	4,871,890
Investments in and advances to unconsolidated entities, joint ventures and limited partnerships	15,975	11,656
Property and equipment, at cost	832,339	777,739
Less: accumulated depreciation	(325,147)	(293,098)
Property and equipment, net	507,192	484,641
Goodwill	527,100	499,495
Intangible assets	14,895	18,040
Deferred income taxes	14,074	14,925
Other assets	128,815	95,622
Total assets	$5,772,378	$5,996,269

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$717,663	$878,984
Accrued salaries, wages and benefits	130,079	149,010
Other accrued liabilities	185,579	186,835
Advanced billings and billings in excess of costs and estimated earnings on uncompleted contracts	1,428,624	1,488,568
Japanese yen-denominated bonds secured by Investment in Westinghouse	1,579,876	1,520,674
Interest rate swap contract on Japanese yen-denominated bonds	28,992	33,242
Short-term debt and current maturities of long-term debt	443	4,479
Total current liabilities	4,071,256	4,261,792
Long-term debt, less current maturities	808	979
Deferred income taxes	53,254	59,282
Other liabilities	101,805	99,829
Total liabilities	4,227,123	4,421,882
Shaw shareholders' equity
Preferred Stock, no par value, 20,000,000 shares authorized; no shares issued and outstanding	-	-
Common Stock, no par value, 200,000,000 shares authorized; 91,632,049 and 90,669,011 shares issued, respectively; and 84,636,625 and 84,913,062 shares outstanding, respectively	1,303,490	1,283,890
Retained earnings	488,664	503,471
Accumulated other comprehensive loss	(118,399)	(142,645)
Treasury stock, 6,995,424 shares and 5,755,949 shares, respectively	(165,370)	(117,453)
Total Shaw shareholders' equity	1,508,385	1,527,263
Noncontrolling interests	36,870	47,124
Total equity	1,545,255	1,574,387
Total liabilities and equity	$5,772,378	$5,996,269

THE SHAW GROUP INC. AND SUBSIDIARIES
FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 28, 2011 AND 2010
REVENUES BY GEOGRAPHY
(in millions)

	Three Months Ended				Six Months Ended
	2011		2010		2011		2010
	(in millions)%		(in millions)%		(in millions)%		(in millions)%
United States	$1,183.0	83	$1,263.4	78	$2,491.3	84	$2,718.8	78
Asia/Pacific Rim Countries	164.2	12	248.0	16	332.9	11	512.0	15
Middle East	33.0	2	70.3	4	58.7	2	163.1	5
Canada	1.9	–	3.6	–	5.1	–	7.2	–
United Kingdom and other European Countries	29.5	2	11.8	1	57.6	2	36.9	1
South America and Mexico	12.0	1	3.0	–	16.7	1	6.6	–
Other	1.2	–	20.7	1	5.8	-	29.8	1
Total revenues	$1,424.8	100%	$1,620.8	100%	$2,968.1	100%	$3,474.4	100%

BACKLOG BY SEGMENT
(in millions)

	February 28, 2011%		August 31, 2010%

Power	$11,459.3	56	$11,407.9	57
Plant Services	1,650.9	8	1,850.0	9
E&I	5,523.9	27	4,942.8	24
E&C	640.1	3	759.1	4
F&M	1,321.9	6	1,246.7	6
Total backlog	$20,596.1	100%	$20,206.5	100%

REVENUES AND GROSS PROFIT BY SEGMENT
FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 28, 2011 AND 2010
(in millions, except percentages)

	Three Months Ended		Six Months Ended
	2011	2010	2011	2010

Revenues
Power	$558.3	$551.6	$1,063.3	$1,131.2
Plant Services	$200.0	177.2	457.8	470.6
E&I	$390.2	488.3	908.7	1,016.5
E&C	$160.2	283.7	338.6	618.1
F&M	$116.1	120.0	199.7	237.9
Corporate	–	–		0.1
Total revenues	$1,424.8	$1,620.8	$2,968.1	$3,474.4

Gross profit
Power	$56.7	$18.7	$27.1	$51.7
Plant Services	$15.9	8.4	39.2	28.6
E&I	$35.9	45.3	84.3	92.8
E&C	$(13.2)	43.4	(6.8)	72.8
F&M	$19.5	24.1	31.6	44.7
Corporate	$1.2	1.8	2.2	0.9
Total gross profit	$116.0	$141.7	$177.6	$291.5

Gross profit percentage
Power	10.2%	3.4%	2.5%	4.6%
Plant Services	8.0	4.7	8.6	6.1
E&I	9.2	9.3	9.3	9.1
E&C	(8.2)	15.3	(2.0)	11.8
F&M	16.8	20.1	15.8	18.8
Corporate	NM	NM	NM	NM
Total gross profit percentage	8.1%	8.7%	6.0%	8.4%

NM - Not Meaningful

The Shaw Group Inc. believes it is important that we discuss our operating results excluding the Investment in Westinghouse segment. We acquired a 20 percent interest in Westinghouse in October 2006. We have classified the Investment in Westinghouse as a separate operating segment. The majority of the activity related to this segment will be recorded below the operating income line. During the quarter, we have recorded interest expense, as well as other significant non-cash charges related to the investment. We believe that presenting our financial results excluding the Investment in Westinghouse segment is important to investors and management to demonstrate the profitability of our other segments, as well as to point out certain non-cash charges related to this investment.

THE SHAW GROUP INC.
RECONCILIATION OF SHAW CONSOLIDATED RESULTS TO SHAW EXCLUDING INVESTMENT IN WESTINGHOUSE SEGMENT
FOR THE THREE MONTHS ENDED FEBRUARY 28, 2011
(in millions, except per share data)	Q-2 FY 2011
	Quarter ended February 28, 2011
		Westinghouse	Excluding
	Consolidated	Segment	Westinghouse

Revenues	$1,424.8	$-	$1,424.8
Cost of revenues	1,308.8	-	1,308.8
Gross profit	116.0	-	116.0

Selling, general and administrative expenses	73.1	0.9	72.2

Operating income	42.9	(0.9)	43.8

Interest expense	(1.2)	-	(1.2)
Interest expense on Japanese yen-denominated bonds including accretion and amortization	(10.4)	(10.4)	-
Interest income	6.2	-	6.2
Foreign currency translation gains (losses) on Japanese yen-denominated bonds, net	(46.9)	(46.9)	-
Other foreign currency transaction gains (losses), net	3.0	-	3.0
Other income (expense), net	3.9	-	3.9
	(45.4)	(57.3)	11.9

Income (loss) before income taxes and earnings from unconsolidated entities	(2.5)	(58.2)	55.7
Provision (benefit) for income taxes	(0.9)	(22.6)	21.7

Income (loss) before earnings from unconsolidated entities	(1.6)	(35.6)	34.0

Income from 20% Investment in Westinghouse, net of income taxes	1.8	1.8	-
Earnings (losses) from unconsolidated entities, net of income taxes	2.0	-	2.0

Net income (loss)	2.2	(33.8)	36.0

Noncontrolling interests in income of consolidated subsidiaries, net of tax	(1.0)	-	(1.0)

Net income (loss) attributable to Shaw	$1.2	($33.8)	$35.0

Net income (loss) attributable to Shaw per common share:
Basic	$0.01	$(0.39)	$0.40
Diluted	$0.01	$(0.39)	$0.40

Weighted average shares outstanding:
Basic	85.2	85.2	85.2
Diluted	86.8	86.8	86.8

THE SHAW GROUP INC.
RECONCILIATION OF SHAW CONSOLIDATED RESULTS TO SHAW EXCLUDING INVESTMENT IN WESTINGHOUSE SEGMENT
FOR THE THREE MONTHS ENDED FEBRUARY 28, 2010
(in millions, except per share data)	Q-2 FY 2010
	Quarter ended February 28, 2010
		Westinghouse	Excluding
	Consolidated	Segment	Westinghouse

Revenues	$1,620.8	-	$1,620.8
Cost of revenues	1,479.1	-	1,479.1
Gross profit	141.7	-	141.7

Selling, general and administrative expenses	72.3	0.1	72.2

Operating income	69.4	(0.1)	69.5

Interest expense	(1.8)	-	(1.8)
Interest expense on Japanese yen-denominated bonds including accretion and amortization	(9.3)	(9.3)	-
Interest income	3.5	-	3.5
Foreign currency translation gains (losses) on Japanese yen-denominated bonds, net	39.4	39.4	-
Other foreign currency transaction gains (losses), net	2.5	-	2.5
Other income (expense), net	(2.3)	-	(2.3)
	32.0	30.1	1.9

Income (loss) before income taxes and earnings from unconsolidated entities	101.4	30.0	71.4
Provision (benefit) for income taxes	36.6	11.4	25.2

Income (loss) before earnings from unconsolidated entities	64.8	18.6	46.2

Income from 20% Investment in Westinghouse, net of income taxes	2.8	2.8	-
Earnings (losses) from unconsolidated entities, net of income taxes	0.4	-	0.4

Net income (loss)	68.0	21.4	46.6

Noncontrolling interests in income of consolidated subsidiaries, net of tax	(6.5)	-	(6.5)

Net income (loss) attributable to Shaw	$61.5	21.4	$40.1

Net income (loss) attributable to Shaw per common share:
Basic	$0.73	$0.25	$0.48
Diluted	$0.72	$0.25	$0.47

Weighted average shares outstanding:
Basic	83.9	83.9	83.9
Diluted	85.6	85.6	85.6

REGULATION G DISCLOSURES

The Shaw Group Inc. defines EBITDA as earnings before interest expense, income taxes, depreciation and amortization. EBITDA is an important financial measure used by The Shaw Group Inc. to assess performance. Although it is calculated using components derived from our GAAP financial statements, EBITDA itself is not a GAAP measure. The following table reflects the company's calculation of EBITDA and EBITDA percentage. Calculations of EBITDA should not be viewed as a substitute for calculations under GAAP, including cash flow from operations, operating income and net income. In addition, EBITDA calculations by one company may not be comparable to EBITDA calculations made by another company.

RECONCILIATION OF EBITDA CALCULATION FOR THE THREE MONTHS ENDED FEBRUARY 28, 2011

	Q-2 FY 2011

		Westinghouse	Excluding
(in millions)	Consolidated	Segment	Westinghouse

Net income (loss) attributable to Shaw	$1.2	$(33.8)	$35.0
Interest expense	11.6	10.4	1.2
Depreciation and amortization	19.1	-	19.1
Provision for income taxes	(0.9)	(22.6)	21.7
Income taxes on unconsolidated subs	2.2	1.2	1.0
EBITDA	$33.2	$(44.8)	$78.0

RECONCILIATION OF EBITDA CALCULATION FOR THE THREE MONTHS ENDED FEBRUARY 28, 2010

	Q-2 FY 2010

		Westinghouse	Excluding
(in millions)	Consolidated	Segment	Westinghouse

Net income (loss) attributable to Shaw	$61.5	$21.4	$40.1
Interest expense	11.1	9.3	1.8
Depreciation and amortization	15.0	-	15.0
Provision for income taxes	36.6	11.4	25.2
Income taxes on unconsolidated subs	2.1	1.8	0.3
EBITDA	$126.3	$43.9	$82.4

CONTACT:
The Shaw Group Inc.
Media and Financial Contact:
Gentry Brann, 225-987-7372
gentry.brann@shawgrp.com